                                                   EXHIBIT 10.2.1

                      FIRST AMENDMENT TO CREDIT AGREEMENT
                   (Eximbank Guaranteed Loan No. AP072067XX)

          This Amendment, dated as of November 12, 1997, is made by and between MEDICAL GRAPHICS CORPORATION, a Minnesota Corporation
(the "Borrower"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender").

                              Recitals

          The Borrower and the Lender have entered into a Credit Agreement dated as of March 31, 1997 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

          The Borrower is in default of its Tangible Net Worth covenant as described below. Due to such default and for other reasons, the Credit Agreement will be amended as set forth in this Amendment.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

          1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by deleting the definition of "Eligible Export Inventory", and amending the following definition:

          "'Borrowing Base' means, at any time the least of:

               (a) the Maximum Line; or

               (b) the difference of $4,100,000 and the outstanding
                   principal balance of the NBCI Revolving Advances; or

               (c) subject to change from time to time in the Lender's sole discretion, 90% of Eligible Foreign Accounts."

          2. REQUESTS FOR ADVANCES. Section 2.2 of the Credit Agreement is hereby modified to read as follows:

          "Section 2.2 REQUESTS FOR ADVANCES. The Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Minneapolis time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone. The Lender will not consider any request for a Revolving Advance unless the Lender has received from the Borrower, among other things, a Borrowing Base


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     Certificate as of a date not more than five (5) Business Days before the date of the requested Advance and copies of the Export Orders and a summary thereof against which the Borrower is requesting such Advance. Any request for an Advance shall be deemed to be a representation by the Borrower that the conditions set forth in Section 3.2 have been satisfied as of the date of the request."

          3. FINANCIAL COVENANTS. Section 5.12 of the Credit Agreement is amended to read as follows:

          "Section 5.12 MINIMUM TANGIBLE NET WORTH. The Borrower will maintain, during each period described below, its Tangible Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such period:

                   Period                   Minimum Tangible Net Worth
                   ------                   --------------------------

               November 30, 1997                $300,000
                   through
               March 30, 1998

          4. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

          5. WAIVER OF DEFAULTS. The Borrower is in default of Section 5.12 of the Credit Agreement (the "Defaults") as set forth below:


    Period            Required Tangible Net Worth        Actual Tangible Net Worth
    ------            ---------------------------        -------------------------
   May 31, 1997               $1,000,000                           $865,000
  June 30, 1997               $1,300,000                         $1,219,000
  July 31, 1997               $1,300,000                           $875,000
 August 31, 1997              $1,300,000                           $218,000
September 30, 1997            $1,300,000                            $65,000
 October 31, 1997             $1,300,000                            Unknown


Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

          6.  CONDITIONS PRECEDENT.

          (a) This Amendment, not including the new financial covenants set forth in Paragraph 3 hereof or the waiver set forth in Paragraph 5 hereof, shall be effective when the Lender shall have received an executed original hereof and such other matters as the Lender may require in its sole discretion.

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          (b) The new financial covenants set forth in Paragraph 3 and the waiver set forth in Paragraph 5 shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

               (i) evidence that the Borrower has received a cash equity infusion of not less than $ 1,500,000, PROVIDED HOWEVER, that the borrower must receive such cash equity infusion by November 14, 1997 or the waiver set forth in Paragraph 5 shall not be effective;

               (ii) the Amendment Fee described in Paragraph 6 of the Second Amended and Restated Credit and Security Agreement by and between the Borrower and Norwest Business Credit, Inc. of even date herewith; and

               (iii) such other matters as the Lender may require in its sole discretion.

          7. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

          8. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents and the Loan Documents shall be deemed to refer to the Credit Agreement as amended hereby.

                                      -3-
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          9. NO OTHER WAIVER. Except as set forth in Paragraph 5 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the lender, whether or not known to the lender and whether or not existing on the date of this Amendment.

          10. RELEASE. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

          11. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

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             12. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


   NORWEST BANK MINNESOTA               MEDICAL GRAPHICS CORPORATION
    NATIONAL ASSOCIATION

    By NORWEST BUSINESS CREDIT, INC.,
       as Servicer

    By /s/Warren G. Lindman             By /s/Dale H. Johnson
       -----------------------------    ---------------------------
       Warren G. Lindman                   CFO
                                        ---------------------------
       Its Assistant Vice President
                                        ---------------------------


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